UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2021

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza,	Suite 1530	Clayton,	MO	63105
(Address of principal executive offices)				(Zip Code)
(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐		Emerging growth company

☐		If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)

John E. Fischer retired on April 22, 2021 immediately after the annual meeting of shareholders as a member of Olin Corporation’s (Olin’s) Board of Directors (Board), its Executive Chairman, and Chair of the Executive Committee.

Vincent J. Smith retired on April 22, 2021 immediately after the annual meeting of shareholders as a member of Olin’s Board and the Compensation Committee, pursuant to the director retirement policy in Olin’s Principles of Corporate Governance.

(e)

On April 22, 2021, Olin’s shareholders approved the Olin Corporation 2021 Long Term Incentive Plan (2021 LTIP) at Olin’s annual meeting of shareholders. The 2021 LTIP is effective immediately. The material terms of the 2021 LTIP were previously reported in Olin’s Proxy Statement dated March 12, 2021, under the caption “Item 2: Proposal to Approve the Olin Corporation 2021 Long Term Incentive Plan.” The 2021 LTIP authorizes the Compensation Committee of Olin’s Board to grant to officers and other key employees stock options and other equity compensation as more fully described and summarized in the Proxy Statement.

Attached as Exhibit 10.1 and incorporated by reference is the 2021 LTIP, which was also filed as Appendix A to the Proxy Statement.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 22, 2021, Olin’s Board approved amendments to Article II, Section 1 of Olin’s Bylaws, such amendments to be effective on April 22, 2021 after the annual meeting of shareholders to decrease the size of Olin’s Board from 13 to 11 directors and to remove language regarding the former classification of Olin’s Board.

Attached as Exhibit 3.1 and incorporated into this Item 5.03 by reference are the amended Bylaws.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) and (b)

Olin’s 2021 annual meeting of shareholders was held on April 22, 2021. Of the 158,653,465 shares of Common Stock entitled to vote at such meeting, 144,502,642 shares were present for purposes of a quorum. The voting results for each of the four proposals submitted for vote by Olin’s shareholders are set forth below.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 1 - Election of Directors

Heidi S. Alderman	129,241,079	2,285,108	147,934	12,828,521

Beverley A. Babcock	130,310,308	1,208,636	155,177	12,828,521

Gray G. Benoist	129,379,786	2,141,779	152,556	12,828,521

C. Robert Bunch	128,146,996	3,369,916	157,209	12,828,521

Scott D. Ferguson	129,202,423	2,289,239	182,459	12,828,521

W. Barnes Hauptfuhrer	129,254,088	2,192,505	227,528	12,828,521

John M. B. O’Connor	129,812,524	1,671,910	189,687	12,828,521

Earl L. Shipp	130,700,451	787,981	185,689	12,828,521

Scott M. Sutton	128,637,436	2,812,172	224,513	12,828,521

William H. Weideman	117,489,389	14,020,405	164,327	12,828,521

Carol A. Williams	129,145,460	2,380,531	148,130	12,828,521

Proposal 2 - Approve the Olin Corporation 2021 Long Term Incentive Plan	125,612,605	5,755,648	305,868	12,828,521

Proposal 3 - Conduct an advisory vote to approve the compensation for named executive officers	128,083,213	3,122,725	468,183	12,828,521
	Votes For	Votes Against	Abstentions
Proposal 4 - Ratify the appointment of KPMG LLP as independent registered public accounting firm for 2021	142,263,541	2,019,666	219,435

(c) and (d)

Not applicable.

Item 8.01.	Other Events.

On April 21, 2021, Olin’s Board elected Scott M. Sutton as Olin’s Chairman of the Board of Directors effective on April 22, 2021 immediately after the annual meeting of shareholders. Mr. Sutton will continue in his current positions as President and Chief Executive Officer.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
3.1	Bylaws of Olin Corporation as amended effective April 22, 2021
10.1	Olin Corporation 2021 Long Term Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Olin has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ Nicholas W. Hendon
	Name:	Nicholas W. Hendon
	Title:	Assistant Secretary

Date: April 23, 2021